                                                                    EXHIBIT 99.3

                CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors
Synopsys, Inc.
700 East Middlefield Road
Mountain View, California  94043

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated December 3, 2001, to the Board of Directors of Synopsys, Inc. (the "Company") as Annex C to the joint proxy statement/prospectus included in the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and Avant! Corporation, and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "Summary -- Opinion of Synopsys' Financial Advisor," "The Merger -- Background of the Merger," "The Merger -- Synopsys Board of Director Reasons for the Merger and Recommendation of the Synopsys Board of Directors," and "The Merger -- Opinion of Synopsys' Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/ CREDIT SUISSE FIRST BOSTON CORPORATION



Date:  December 20, 2001


                                       1